Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

December 12, 2011

iPath® Exchange Traded Notes Trading Strategy Report October 2011 - Data provided by ArcaVision 3 4 24 23 14 15 44 17 46 47 43 29 50 Exchange Traded Note Ticker Yearly Fee (bps) Spread ($) Spread (bps) Avg. Quote Size (notes) Avg. Quote Size ($) Avg. Order Size ($) Close Price ($) Shares Out Notes Outstanding (000s) Market Cap ($M) Volatility (%) Avg. Daily Vol. (notes) Avg. Daily Vol. ($M) Pri. Mkt. Share (%) Short Interest (%) iPath® S&P 500 VIX Short-Term FuturesTM ETN VXX 89 0.01 2.8 1,000 $68,000 $18,000 $40.04 20,567,264 20,567 $823.5 110.5% 24,969,000 $1,173.2 22% 172% iPath® S&P GSCI® Crude Oil Total Return Index ETN OIL 75 0.01 6.3 13,000 $287,000 $14,000 $23.46 19,842,610 19,843 $465.5 40.2% 625,000 $13.6 26% 2% iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN JJC 75 0.03 6.3 13,000 $575,000 $22,000 $46.90 3,068,600 3,069 $143.9 58.5% 429,000 $18.3 34% 31% iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN DJP 75 0.05 12.4 11,000 $482,000 $32,000 $44.79 57,465,774 57,466 $2,573.9 22.4% 379,000 $16.4 23% 1% iPath® S&P 500 VIX Mid-Term FuturesTM ETN VXZ 89 0.05 8.0 1,000 $47,000 $15,000 $60.69 6,556,586 6,557 $397.9 55.1% 343,000 $22.9 40% 11% iPath® Inverse S&P 500 VIX Short-Term FuturesTM ETN XXV 89 0.01 3.1 12,000 $371,000 $8,000 $32.22 597,000 597 $19.2 28.7% 178,365 $5.6 37% 0% iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN GAZ 75 0.02 42.9 3,000 $18,000 $2,000 $5.47 15,049,100 15,049 $82.3 26.0% 140,000 $0.8 27% 0% iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN JJG 75 0.08 17.7 5,000 $232,000 $39,000 $45.45 4,918,350 4,918 $223.5 27.2% 139,000 $6.2 36% 1% iPath® Optimized Currency Carry ETN ICI 65 0.09 20.2 2,000 $77,000 $23,000 $46.26 1,984,285 1,984 $91.8 9.9% 119,000 $5.4 33% 3% iPath® MSCI India IndexSM ETN INP 89 0.08 14.8 1,000 $21,000 $15,000 $59.65 9,849,000 9,849 $587.5 35.1% 111,000 $6.3 43% 4% iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN COW 75 0.04 12.1 8,000 $242,000 $13,000 $30.38 3,085,977 3,086 $93.8 12.4% 84,000 $2.6 20% 2% iPath® JPY/USD Exchange Rate ETN JYN 40 0.09 11.5 4,000 $282,000 $29,000 $75.41 998,858 999 $75.3 10.2% 59,000 $4.6 52% 0% iPath® S&P GSCI® Total Return Index ETN GSP 75 0.12 39.5 5,000 $146,000 $15,000 $33.72 3,338,410 3,338 $112.6 27.1% 44,000 $1.4 15% 0% iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN BAL 75 0.08 13.4 1,000 $60,000 $15,000 $63.56 950,287 950 $60.4 26.7% 44,000 $2.8 30% 2% iPath® Short Extended S&P 500® TR Index ETN SFSA 35 0.30 70.3 1,000 $29,000 $19,000 $36.47 295,605 296 $10.8 110.9% 39,000 $1.7 56% 17% iPath® US Treasury Flattener ETN FLAT 75 0.03 6.1 7,000 $385,000 $20,000 $55.68 852,142 852 $47.4 21.7% 36,000 $2.0 39% 6% iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN SGG 75 0.16 17.2 1,000 $62,000 $28,000 $90.72 701,427 701 $63.6 35.5% 31,000 $2.8 27% 4% iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN JJA 75 0.12 21.5 4,000 $224,000 $26,000 $54.68 2,836,358 2,836 $155.1 25.9% 28,000 $1.5 35% 0% iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN JO 75 0.11 19.3 1,000 $84,000 $18,000 $57.60 502,478 502 $28.9 49.4% 26,000 $1.6 28% 1% iPath® US Treasury Long Bond Bear ETN DLBS 75 0.04 10.8 2,000 $80,000 $12,000 $35.65 636,624 637 $22.7 45.2% 24,000 $0.8 59% 13% iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN JJP 75 0.10 11.4 3,000 $302,000 $41,000 $95.74 1,066,700 1,067 $102.1 29.4% 17,000 $1.5 22% 0% iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN VZZB 89 0.06 11.5 1,000 $18,000 $7,000 $46.64 133,330 133 $6.2 93.7% 16,000 $1.0 95% 23% iPath® US Treasury 10-year Bear ETN DTYS 75 0.03 8.7 4,000 $146,000 $12,000 $35.41 1,269,068 1,269 $44.9 41.9% 15,000 $0.5 55% 0% iPath® Inverse S&P 500 VIX Mid-Term FuturesTM ETN (II) IVOP 89 0.07 38.5 1,000 $22,000 $8,000 $21.36 350,000 350 $7.5 111.2% 14,000 $0.3 70% 24% iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN NIB 75 0.13 34.8 1,000 $31,000 $8,000 $37.35 417,600 418 $15.6 33.1% 14,000 $0.5 23% 14% iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN PGM 75 0.16 45.3 3,000 $117,000 $14,000 $37.18 1,117,000 1,117 $41.5 31.8% 13,000 $0.5 30% 0% iPath® US Treasury Long Bond Bull ETN DLBL 75 0.03 5.1 2,000 $135,000 $12,000 $63.31 110,000 110 $7.0 27.1% 13,000 $0.8 96% 10% iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN JJE 75 0.19 98.7 12,000 $244,000 $12,000 $20.57 1,015,100 1,015 $20.9 29.1% 13,000 $0.3 28% 2% iPath® Short Extended Russell 2000® TR Index ETN RTSA 50 0.09 15.9 1,000 $50,000 $13,000 $43.42 400,000 400 $17.4 134.1% 12,000 $0.7 52% 1%

Exchange Traded Note Ticker Yearly Fee (bps) Spread ($) Spread (bps) Avg. Quote Size (notes) Avg. Quote Size ($) Avg. Order Size ($) Close Price ($) Shares Out Notes Outstanding (000s) Market Cap ($M) Volatility (%) Avg. Daily Vol. (notes) Avg. Daily Vol. ($M) Pri. Mkt. Share (%) Short Interest (%) iPath® Long Extended Russell 2000® TR Index ETN RTLA 50 0.09 21.0 1,000 $37,000 $7,000 $52.40 85,000 85 $4.5 175.1% 10,000 $0.4 49% 22% iPath® CBOE S&P 500 BuyWrite IndexSM ETN BWV 75 0.04 8.1 2,000 $78,000 $8,000 $47.65 350,000 350 $16.7 21.1% 9,000 $0.5 90% 2% iPath® US Treasury 10-year Bull ETN DTYL 75 0.04 5.6 4,000 $274,000 $11,000 $63.55 71,900 72 $4.6 25.2% 7,000 $0.5 86% 1% iPath® Long Extended S&P 500® TR Index ETN SFLA 35 0.13 25.2 1,000 $25,000 $13,000 $62.18 85,000 85 $5.3 85.0% 7,000 $0.3 82% 9% iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN JJS 75 0.23 30.9 2,000 $165,000 $20,000 $74.54 464,852 465 $34.7 32.6% 6,000 $0.5 28% 3% iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN JJM 75 0.19 52.4 3,000 $96,000 $16,000 $37.47 1,003,430 1,003 $37.6 53.1% 5,000 $0.2 44% 5% iPath® US Treasury 2-year Bear ETN DTUS 75 0.04 10.6 17,000 $709,000 $13,000 $41.63 315,500 316 $13.1 8.8% 5,000 $0.2 29% 0% iPath® Pure Beta Sugar ETN SGAR 75 0.28 48.8 1,000 $50,000 $23,000 $56.69 197,500 198 $11.2 42.1% 5,000 $0.3 42% 8% iPath® Pure Beta Livestock ETN LSTK 75 0.23 47.2 1,000 $66,000 $25,000 $48.38 153,200 153 $7.4 21.3% 5,000 $0.5 32% 4% iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN LD 75 0.25 52.8 2,000 $105,000 $27,000 $51.36 83,000 83 $4.3 64.7% 5,000 $0.2 57% 0% iPath® Short Enhanced MSCI Emerging Markets Index ETN EMSA 80 2.27 183.8 1,000 $111,000 $41,000 $108.00 67,190 67 $7.3 89.7% 4,000 $0.7 51% 1% iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN JJN 75 0.34 125.3 3,000 $72,000 $5,000 $28.04 331,800 332 $9.3 45.1% 2,000 $0.0 25% 1% iPath® US Treasury Steepener ETN STPP 75 0.07 16.0 10,000 $418,000 $10,000 $43.21 58,983 59 $2.5 33.1% 2,000 $0.1 94% 39% iPath® Pure Beta Grains ETN WEET 75 0.11 25.8 1,000 $60,000 $6,000 $43.92 178,000 178 $7.8 16.7% 2,000 $0.1 60% 0% iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN JJU 75 0.35 124.8 4,000 $121,000 $20,000 $28.02 178,600 179 $5.0 35.6% 2,000 $0.1 33% 1% iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN JJT 75 0.24 47.2 2,000 $109,000 $17,000 $50.35 195,000 195 $9.8 31.4% 2,000 $0.1 59% 1% iPath® S&P 500 Dynamic VIX ETN XVZ 95 0.09 14.5 1,000 $28,000 $24,000 $55.28 1,164,160 1,164 $65.8 29.6% 1,000 $1.4 58% 0% iPath® US Treasury 2-year Bull ETN DTUL 75 0.03 5.6 18,000 $1,023,000 $7,000 $57.31 150,000 150 $8.6 9.6% 1,000 $0.1 96% 0% iPath® US Treasury 5-year Bear ETN DFVS 75 0.05 11.0 5,000 $218,000 $17,000 $45.77 80,000 80 $3.7 40.1% 1,000 $0.1 65% 0% iPath® Short Extended Russell 1000® TR Index ETN ROSA 50 0.44 84.1 1,000 $12,000 $17,000 $37.46 186,000 186 $7.0 143.8% 1,000 $0.1 48% 0% iPath® Long Extended Russell 1000® TR Index ETN ROLA 50 2.11 410.9 1,000 $13,000 $10,000 $58.51 160,000 160 $9.4 160.8% 1,000 $0.1 54% 0% iPath® Short Enhanced MSCI EAFE® Index ETN MFSA 80 1.41 121.3 1,000 $144,000 $86,000 $112.63 54,500 55 $6.1 137.6% 1,000 $0.1 75% 5% iPath® Pure Beta Broad Commodity ETN BCM 75 0.50 115.2 2,000 $87,000 $11,000 $44.68 230,970 231 $10.3 24.1% 1,000 $0.1 24% 1% iPath® Pure Beta S&P GSCI-Weighted ETN SBV 75 0.14 34.3 2,000 $68,000 $7,000 $42.86 121,000 121 $5.2 43.2% 1,000 $0.1 50% 0% iPath® Pure Beta Precious Metals ETN BLNG 75 0.10 20.2 1,000 $77,000 $16,000 $52.85 131,000 131 $6.9 38.1% 1,000 $0.1 40% 2% iPath® Pure Beta Aluminum ETN FOIL 75 0.32 82.0 1,000 $40,000 $4,000 $39.46 94,000 94 $3.4 0.0% 1,000 $0.0 100% 0% iPath® Pure Beta Copper ETN CUPM 75 0.33 82.5 2,000 $83,000 $103,000 $41.55 110,000 110 $4.6 40.1% 1,000 $0.1 83% 0% iPath® Pure Beta Lead ETN LEDD 75 0.22 58.5 3,000 $97,000 $16,000 $36.48 137,000 137 $5.0 75.0% 1,000 $0.0 62% 0% iPath® Pure Beta Nickel ETN NINI 75 0.00 0.0 2,000 $70,000 $4,000 $36.59 107,000 107 $3.9 32.2% 1,000 $0.0 89% 1% iPath® Pure Beta Industrial Metals ETN HEVY 75 0.30 78.7 2,000 $64,000 $8,000 $41.18 108,999 109 $4.5 65.3% 1,000 $0.0 73% 1% iPath® Pure Beta Crude Oil ETN OLEM 75 0.07 18.3 2,000 $88,000 $22,000 $40.29 130,000 130 $5.2 76.5% 1,000 $0.1 44% 0%

Exchange Traded Note Ticker Yearly Fee (bps) Spread ($) Spread (bps) Avg. Quote Size (notes) Avg. Quote Size ($) Avg. Order Size ($) Close Price ($) Shares Out Notes Outstanding (000s) Market Cap ($M) Volatility (%) Avg. Daily Vol. (notes) Avg. Daily Vol. ($M) Pri. Mkt. Share (%) Short Interest (%) iPath® Seasonal Natural Gas ETN DCNG 75 0.20 50.9 1,000 $48,000 $6,000 $38.93 139,129 139 $5.4 25.1% 1,000 $0.1 52% 0% iPath® Pure Beta Energy ETN ONG 75 0.17 42.0 1,000 $42,000 $4,000 $42.25 115,000 115 $5.0 0.0% 1,000 $0.4 64% 0% iPath® Pure Beta Cocoa ETN CHOC 75 0.13 31.1 1,000 $36,000 $6,000 $42.34 105,000 105 $4.4 40.9% 1,000 $0.1 93% 9% iPath® Pure Beta Coffee ETN CAFE 75 0.18 46.2 1,000 $55,000 $7,000 $37.05 192,000 192 $7.1 40.1% 1,000 $0.1 78% 5% iPath® Pure Beta Cotton ETN CTNN 75 0.32 79.1 1,000 $59,000 $13,000 $40.20 158,000 158 $6.4 36.1% 1,000 $0.0 66% 0% iPath® Pure Beta Agriculture ETN DIRT 75 0.12 28.3 1,000 $58,000 $7,000 $44.15 145,000 145 $6.4 40.3% 1,000 $0.1 82% 1% iPath® Pure Beta Softs ETN GRWN 75 0.42 89.0 1,000 $54,000 $20,000 $46.94 145,000 145 $6.8 27.8% 1,000 $0.0 62% 0% iPath® Long Enhanced MSCI EAFE® Index ETN MFLA 80 5.52 771.0 1,000 $71,000 $7,000 $71.64 30,000 30 $2.0 0.0% 1,000 $0.0 92% 0% iPath® Long Enhanced MSCI Emerging Markets Index ETN EMLB 80 1.95 273.0 1,000 $88,000 $9,000 $88.04 67,000 67 $4.5 96.6% 1,000 $0.0 94% 0% iPath® Global Carbon ETN GRN 75 1.61 952.2 1,000 $7,000 $3,000 $14.00 105,530 106 $1.5 157.8% 1,000 $0.0 10% 1% iPath® EUR/USD Exchange Rate ETN ERO 40 0.21 38.6 2,000 $92,000 $14,000 $55.04 144,709 145 $8.0 18.4% 1,000 $0.0 59% 2% iPath® GBP/USD Exchange Rate ETN GBB 40 0.20 48.2 2,000 $100,000 $29,000 $43.39 60,000 60 $2.6 52.5% 1,000 $0.0 62% 0% Field Definitions (in order of fields above): Short Interest % - Percent of the short positions to total notes. Could be used to follow market sentiment, liquidity, & order flow. Calculation: Short interest position divided by total notes outstanding. Short interest is a snapshot of the number of short positions settled as of the 15th of each month or the prior business day if the 15th is not a business day. The short interest positions used in this report in clude the last half of the stated month plus the first half of the following month. You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securiteis and have no principal protection. Primary Market Share (%) - Market share of volume on the primary listed market. Selected Risk Considerations: An investment in the iPath ETNs described herein (the "ETNs") involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement. Market Cap ($) - Market capitalization of the note. Volatility (%) - The standard deviation or measure of the relative price change of the month's closing prices. Avg. Daily Volume (notes) - The average daily closing composite volume in notes during the month. Avg. Daily Volume ($M) - The average daily closing composite volume in millions of dollars during the month. Avg. Quote Size ($) - The average quoted depth in dollars available at the national best bid and offer. (This provides a true representation of the aggregated size in dollars at the inside.) Avg. Order Size ($) - The average dollar amount of an order. Calculation: Order Size (notes) multiplied by Volume Weighted Average Price ($) Close Price ($) - The last trade on the last trading day of the month. Notes Outstanding (000s) - The total notes outstanding for the note. Yearly Fee (bps) - The investor fee is calculated cumulatively based on the Yearly Fee and the performance of the underlying index or currency exchange rate and increases each day based on the level of the index or currency exchange rate on that day. Because the investor fee reduces the amount of your return at maturity or upon redemption, if the value of the underlying decreases or does not increase significantly, you may receive less than the principal amount of your investment at maturity or upon redemption. For a more complete description of how the investor fee is calculated, please see the applicable product page and Pricing Supplement at www.iPathETN.com. Subject to requirements described in the prospectus, the Securities may be redeemed with the issuer in large, institutional blocks (typically, 50,000 Securities). A redemption charge will apply when redeeming units of the iPath® MSCI India IndexSM ETN, iPath® S&P 500 VIX Short-Term FuturesTM ETN, and iPath® S&P 500 VIX Mid-Term FuturesTM ETN. Spread ($) - The difference in the volume-weighted average bid and offer for all executed orders less than 10,000 notes. Measure of the average cost an investor pays for each share. Spread (bps) - The difference in the volume-weighted average bid and offer for all executed orders less than 10,000 notes. Calculation: Spread ($) divided by Weighted Volume Avg. Price ($) Avg. Quote Size (nt) - The average quoted depth in notes available at the national best bid and offer. (This provides a true representation of the aggregated size in notes at the inside.)

Exchange Traded Note Ticker Yearly Fee (bps) Spread ($) Spread (bps) Avg. Quote Size (notes) Avg. Quote Size ($) Avg. Order Size ($) Close Price ($) Shares Out Notes Outstanding (000s) Market Cap ($M) Volatility (%) Avg. Daily Vol. (notes) Avg. Daily Vol. ($M) Pri. Mkt. Share (%) Short Interest (%) “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500TM” and “500” are trademarks of S&P and “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”). These marks have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE and neither S&P nor CBOE make any representation regarding the advisability of investing in the Securities. “Barclays Capital Intelligent Carry IndexTM” and the “USD Intelligent Carry IndexTM” are trademarks of Barclays Bank PLC. “Barclays Capital Global Carbon IndexTM” and “Barclays Capital Global Carbon Index Total ReturnTM” are trademarks of Barclays Bank PLC. The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®,” “DJ,” “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, “DJ-UBSCISM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sub-licensed for use for certain purposes by Barclays Bank PLC. The Securities based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes, or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities based on any of the indices particularly. The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI. “S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI® to track general stock market performance. Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on teh SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering. BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the TNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Exchange Traded Note Ticker Yearly Fee (bps) Spread ($) Spread (bps) Avg. Quote Size (notes) Avg. Quote Size ($) Avg. Order Size ($) Close Price ($) Shares Out Notes Outstanding (000s) Market Cap ($M) Volatility (%) Avg. Daily Vol. (notes) Avg. Daily Vol. ($M) Pri. Mkt. Share (%) Short Interest (%) "Barclays Capital US Treasury 2Y/10Y Yield Curve Index TM", "Barclays Capital 2Y US Treasury Futures Targeted Exposure Index TM", "Barclays Capital 10Y US Treasury Futures Targeted Exposure Index TM" and "Barclays Capital Long Bond US Treasury Futures Targeted Exposure Index TM" are trademarks of Barclays Bank PLC. "Russell 1000® Index" and "Russell 2000® Index" are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities. © 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. iP-0505-1211 NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500TM”, “S&P 500 VIX Short-Term Futures™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of S&P and have been licensed for use by Barclays. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.